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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Textron Inc. for the registration of Common Stock, Preferred Stock, Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities of Textron Inc. and Preferred Securities of Textron Capital II and III and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements of Textron Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 2, 1999 and our report dated March 8, 1999 on the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP
                                             -----------------------------------
                                             ERNST & YOUNG LLP



Boston, Massachusetts
August 5, 1999